Exhibit 10.2

Form of 2008 Restricted Stock Unit Agreement

NCR 2006 Stock Incentive Plan

You have been awarded a number of restricted stock units (the “Stock Units”) under the 2006 Stock Incentive Plan (the “Plan”) of NCR Corporation (“NCR”), as described on the restricted stock unit information page on the website of NCR’s third party Plan administrator, subject to the terms and conditions of this 2008 Restricted Stock Unit Agreement (this “Agreement”) and the Plan.

1. All or a portion of the Stock Units will become non-forfeitable (“Vested”) on the vesting date described on the Information Page (“Vesting Date”), provided that you are continuously employed by NCR or any of its affiliate companies (referred to collectively herein as “NCR”) until the Vesting Date.

2. If your employment with NCR terminates prior to your Vesting Date due to: (i) your death; or (ii) cessation of active employment by NCR as a result of a disability for which you qualify for benefits under the NCR Long-Term Disability Plan or another long-term disability plan sponsored by NCR (“Disability”); then, upon such termination of employment, your Stock Units will become fully Vested. If your employment with NCR terminates prior to your Vesting Date due to your: (a) Retirement (defined as termination by you of your employment with NCR at or after age 55 with the consent of the Compensation and Human Resource Committee of the NCR Board of Directors (the “Committee”) other than, if applicable to you, for Good Reason (as described below) following a Change in Control (as defined in the Plan)); or (b) reduction-in-force; then, upon such termination of employment, a pro rata portion of the Stock Units will become fully Vested. The pro rata portion of the Stock Units that will become fully Vested will be determined by multiplying the total number of the Stock Units awarded pursuant to this Agreement by a fraction, the numerator of which is the number of full and partial months of employment that you completed after the date of grant of this award (the “Grant Date”), and the denominator of which is the total number of months during the period beginning on the Grant Date and ending on your Vesting Date.

Notwithstanding any provision in this Agreement to the contrary, in the event a Change in Control occurs and this restricted stock unit award is not assumed, converted or replaced by the continuing entity, the Stock Units shall become fully Vested immediately prior to the Change in Control. In the event of a Change in Control wherein this restricted stock unit award is assumed, if a Termination of Employment (as defined in the Plan) by the Company other than for Cause or Disability (as such terms are defined in the Plan) occurs during the twenty-four (24) months following the Change in Control, the Stock Units shall become fully Vested immediately upon your Termination of Employment. If you are a participant in the NCR Change in Control Severance Plan, an NCR Severance Policy or a similar arrangement that defines “Good Reason” in the context of a resignation following a Change in Control and you terminate your employment for Good Reason as so defined within twenty-four (24) months following a Change in Control, the Stock Units shall become fully Vested immediately upon your Termination of Employment.

3. Except as may otherwise be provided in this Section 3 or pursuant to an election under Section 14(k) of the Plan, Vested Stock Units will be paid to you within 30 days after the date that such Stock Units become Vested in shares of NCR common stock (such that one Stock Unit equals one share of NCR common stock) or, in NCR’s sole discretion, in an amount of cash equal to the Fair Market Value of such number of shares of NCR common stock as of the Vesting Date (or such earlier date upon which the Stock Units have become Vested pursuant to Section 2 of this Agreement), or a combination thereof.

To the extent that Stock Units become Vested pursuant to Section 2 of this Agreement and your right to receive payment of such Vested Stock Units constitutes a “deferral of compensation” within the meaning of Section 409A of the Code, then payment of such Stock Units shall be subject to the following rules: (i) the Stock Units will be paid to you within 30 days after the earlier of (a) your “separation from service” within the meaning of Section 409A of the Code, and (b) the Vesting Date; (ii) notwithstanding the foregoing, if the Stock Units become payable as a result of your “separation from service” within the meaning of Section 409A of the Code (other than as a result of death), and you are a “specified employee” as determined under NCR’s policy for determining specified employees on the date of separation from service, the Stock Units shall be paid on the first business day after the date that is six months following your “separation from service” within the meaning of Section 409A of the Code; and (iii) NCR may, in its sole discretion and to the extent permitted by Treasury Regulation § 1.409A-3(j)(4)(ix)(B), terminate this Agreement and pay all outstanding Stock Units to you within 30 days before or 12 months after a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of NCR within the meaning of Section 409A of the Code.

4. By accepting this award, unless disclosure is required by applicable law or regulation, you agree to keep this Agreement confidential and not to disclose its contents to anyone except your attorney, your immediate family, or your financial consultant, provided such persons agree in advance to keep such information confidential and not disclose it to others. The Stock Units will be forfeited if you violate the terms and conditions of this Section 4.

5. In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extra-ordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the NCR, the Committee or the Board of Directors of NCR shall make such substitutions or adjustments as it deems appropriate and equitable to the number and kind of securities subject to outstanding awards. In the case of Corporate Transactions (as defined in the Plan), such adjustments may include, without limitation, (1) the cancellation of outstanding awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such awards, as determined by the Committee or the Board of Directors of NCR in its sole discretion, provided, that in the event of the cancellation of such awards pursuant to this clause (1), the awards shall Vest in full immediately prior to the consummation of such Corporate Transaction; (2) the substitution of other property (including, without limitation, cash or other securities of NCR and securities of entities other than NCR) for the Stock Units subject to outstanding awards; and (3) in connection with any Disaffiliation (as defined in the Plan), arranging for the assumption of awards, or replacement of awards with new awards based on other property or other securities (including, without limitation, other securities of

NCR and securities of entities other than NCR), by the affected Subsidiary, Affiliate (as such terms are defined in the Plan), or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to awards that remain based upon NCR securities).

6. At all times before your Vesting Date, the Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated, except by beneficiary designation, will or by the laws of descent and distribution upon your death. As soon as practicable after your Vesting Date, if Stock Units are to be paid in the form of shares of NCR common stock, NCR will instruct its Transfer Agent and/or its third party Plan administrator to record on your account the number of shares of NCR common stock underlying the number of Stock Units that you opted to be paid to you in shares of NCR common stock and such shares will be freely transferable.

7. Any cash dividends declared before your Vesting Date on the shares underlying the Stock Units shall not be paid currently, but shall be converted into additional Stock Units. Any Stock Units resulting from such conversion (the “Dividend Units”) will be considered Stock Units for purposes of this Agreement and will be subject to all of the terms, conditions and restrictions set forth herein. As of each date that NCR would otherwise pay the declared dividend on the shares underlying the Stock Units (the “Dividend Payment Date”) in the absence of the reinvestment requirements of this Section 7, the number of Dividend Units will be determined by dividing the amount of dividends otherwise attributable to the Stock Units but not paid on the Dividend Payment Date by the Fair Market Value of NCR’s common stock on the Dividend Payment Date.

8. NCR has the right to deduct or cause to be deducted from, or collect or cause to be collected, with respect to the taxation of any Stock Units, any federal, state or local taxes required by the laws of the United States or any other country to be withheld or paid with respect to the Stock Units, and you or your legal representative or beneficiary will be required to pay any such amounts. By accepting this award, you consent and direct that, if you are paid through NCR’s United States payroll system at the time the Stock Units Vest, NCR’s stock plan administrator may withhold or sell the number of Stock Units from your award as NCR, in its sole discretion, deems necessary to satisfy such withholding requirements. If you are paid through a non-United States NCR payroll system, you agree that NCR may satisfy any withholding obligations by withholding cash from your compensation otherwise due to you or by any other action as it may deem necessary to satisfy any withholding obligation.

9. The Stock Units will be forfeited if the Committee determines that you engaged in misconduct in connection with your employment with NCR.

10. In exchange for the Stock Units, you agree that during your employment with NCR and for a period of twelve (12) months after the termination of employment (or if applicable law mandates a maximum time that is shorter than twelve months, then for a period of time equal to that shorter maximum period), regardless of the reason for termination, you will not, without the prior written consent of the Chief Executive Officer of NCR, (i) render services directly or indirectly to, or become employed by, any Competing Organization (as defined in this Section 10 below) to the extent such services or employment involves the development, manufacture, marketing, sale, advertising or servicing of any product, process, system or service which is the same or similar to, or competes with, a product, process, system or service manufactured, sold, serviced or otherwise provided by NCR to its customers and upon which you worked or in which you participated during the last two (2) years of your NCR employment; (ii) directly or indirectly recruit, hire, solicit or induce, or attempt to induce, any exempt employee of NCR to terminate his or her employment with or otherwise cease his or her relationship with NCR; or (iii) solicit the business of any firm or company with which you worked during the preceding two (2) years while employed by NCR, including customers of NCR. If you breach the terms of this Section 10, you agree that in addition to any liability you may have for damages arising from such breach, any unvested Stock Units will be immediately forfeited, and you agree to pay to NCR the Fair Market Value of any Stock Units that Vested or cash paid to you in lieu of such Stock Units during the twelve (12) months prior to the date of your termination of employment. Such Fair Market Value shall be determined as of your Vesting Date.

As used in this Section 10, “Competing Organization” means an organization identified as a Competing Organization by the Chief Executive Officer of NCR for the year in which your employment with NCR terminates, and any other person or organization which is engaged in or about to become engaged in research on or development, production, marketing, leasing, selling or servicing of a product, process, system or service which is the same or similar to or competes with a product, process, system or service manufactured, sold, serviced or otherwise provided by NCR to its customers. The list of Competing Organizations identified by the Chief Executive Officer is maintained by the NCR Law Department.

11. By accepting this award, you agree that, where permitted by local law, any controversy or claim arising out of or related to your employment relationship with NCR shall be resolved by first exhausting any NCR internal dispute resolution process and policy, and then by arbitration pursuant to such policy. If you are employed in the United States, the arbitration shall be pursuant to the NCR dispute resolution policy and the then current rules of the American Arbitration Association and shall be held in Dayton, Ohio. If you are employed outside the United States, where permitted by local law, the arbitration shall be conducted in the regional headquarters city of the business unit in which you work. The arbitration shall be held before a single arbitrator who is an attorney knowledgeable in employment law. The arbitrator’s decision and award shall be final and binding and may be entered in any court having jurisdiction. For arbitrations held in the United States, issues of arbitrability shall be determined in accordance with the federal substantive and procedural laws relating to arbitration; all other aspects shall be interpreted in accordance with the laws of the State of Ohio. Each party shall bear its own attorney’s fees associated with the arbitration, and other costs and expenses of the arbitration shall be borne as provided by the rules of the American Arbitration Association for an arbitration held in the United States, or similar applicable rules for an arbitration held outside the United States.

Notwithstanding the preceding subparagraph, you acknowledge that if you breach Section 10, NCR will sustain irreparable injury and will not have an adequate remedy at law. As a result, you agree that in the event of your breach of Section 10 NCR may, in addition to any other remedies available to it, bring an action in a court of competent jurisdiction for equitable relief to preserve the status quo pending appointment of an arbitrator and completion of an arbitration. You stipulate to the exclusive jurisdiction and venue of the state and federal courts located in Montgomery County, Ohio, the location from which NCR’s equity programs are administered, for any such proceedings.

12. You may designate one or more beneficiaries to receive all or part of any Stock Units to be distributed in case of your death, and you may change or revoke such designation at any time. In the event of your death, any Stock Units distributable hereunder that are subject to such a designation will be distributed to such beneficiary or beneficiaries in accordance with this Agreement. Any other Stock Units not designated by you will be distributable to your estate. If there is any question as to the legal right of any beneficiary to receive a distribution hereunder, the Stock Units in question may be transferred to your estate, in which event NCR will have no further liability to anyone with respect to such Stock Units.

13. The provisions of this Agreement are severable. If any provision of this Agreement is held to be unenforceable or invalid by a court or other tribunal of competent jurisdiction (including an arbitration tribunal), it shall be severed and shall not affect any other part of this Agreement, which will be enforced as permitted by law.

14. The terms of this award of Stock Units as evidenced by this Agreement may be amended by the NCR Board of Directors or the Committee.

15. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall prevail, except that with respect to matters involving choice of law the terms and conditions of Section 11 of this Agreement shall prevail.

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